Exhibit 99.1

Plus Therapeutics Reports Second Quarter Financial Results

and Recent Business Highlights

Announced CNSide® CSF assay platform launch timeline

Initiated the REYOBIQ dose optimization trial for patients with leptomeningeal metastases

HOUSTON, Texas, August 14, 2025 (GLOBE NEWSWIRE) – Plus Therapeutics, Inc. (Nasdaq: PSTV) (“Plus” or the “Company”), a clinical-stage pharmaceutical company developing targeted radiotherapeutics with advanced platform technologies for central nervous system (CNS) cancers, today announces financial results for the second quarter ended June 30, 2025, and provides an overview of recent and upcoming business highlights.

“The second quarter of 2025 marked steady execution and progress on our key strategic initiatives: clinical development of our radiotherapeutic and the advancement of our diagnostic platform technologies toward commercialization,” said Marc H. Hedrick, M.D., Plus Therapeutics President and Chief Executive Officer. “New data announcements on our REYOBIQ™ CNS cancer radiotherapeutic clinical trials continue to demonstrate favorable safety and efficacy signals, facilitating active enrollment on our dose optimization trial. Furthermore, the recently announced launch of the CNSide® cerebral spinal fluid (CSF) assay platform and testing services in Texas with initial focus on national cancer centers validates the clinical need for our diagnostic management tool. We intend to expand our testing services and broaden the regional availability of CNSide over the next 12 months.”

Q2 2025 & RECENT HIGHLIGHTS AND MILESTONES

Corporate

•
Completed a comprehensive restructuring of the March 2025 $15 million equity financing on June 17, 2025, simplifying the Company’s capital structure
•
Received notice of an advance payment of $1.6 million from the Cancer Prevention and Research Institute of Texas (CPRIT), the second-largest public cancer research funder globally, as part of the Company’s previously awarded $17.6 million grant
•
Added industry veteran Kyle Guse to the Board of Directors, Mr. Guse brings 30 years of professional experience in multiple executive roles, including Chief Financial Officer, General Counsel, Secretary for some of the world’s most innovative companies

REYOBIQ™ Clinical Trials

•
Presented updated interim data on its lead compound REYOBIQ™ at the Nuclear Medicine and Neuro-oncology conference highlighting the safety and clinical benefit of REYOBIQ in patients with leptomeningeal metastases (LM)
•
Initiated and treated the first two patients in the ReSPECT-LM dose optimization trial for REYOBIQ to evaluate multiple-dose regimens of REYOBIQ administered at defined intervals via intraventricular catheter (Ommaya reservoir) following encouraging results from the Company’s single-dose escalation trial. More information on the trial design can be found here
•
Received U.S. Food and Drug Administration (FDA) clearance of its Investigational New Drug (IND) application for REYOBIQ for the treatment of pediatric patients with supratentorial recurrent, refractory, or progressive high-grade glioma (HGG) and ependymoma that will be funded by a $3 million grant from Department of Defense. More information can be found here
•
Announced that the Company will give an oral presentation of its ReSPECT-LM clinical trial results titled, “Phase 1 Dose Escalation of Rhenium (186Re) Obisbemeda (Rhenium Nanoliposome,186RNL (REYOBIQ) for the Treatment of Leptomeningeal Metastases (LM): Clinical Study Results for Safety and Efficacy” (CTSI-06) along with a sponsored educational symposium, at the upcoming SNO/ASCO CNS Metastases Conference on August 14-16, 2025, at the Baltimore Waterfront Marriott Hotel in Baltimore, MD

CNSide CSF Assay Platform

•
Hosted a business update conference call wherein details of the anticipated launch of the CNSide cerebral spinal-fluid assay platform were discussed. Highlightrs include:
o
CNS Mets are an epidemic affecting as many as 30% of adult cancer patients and affect the highly protected CNS space; diagnosis and treatment are difficult and as a result, approximately half of patients with CSF metastases instead receive just palliative care or hospice
o
Current standard of care for CNS Mets diagnosis, CSF cytology, was developed over a century ago and offers suboptimal test sensitivity leading to missed or delayed diagnosis and treatment
o
The first test to be commercialized, CNSide CSF Tumor Cell Enumeration (TCE), has a total addressable market estimated to be $6 billion in the U.S.1 with three additional CNS assays to be added in the coming months
o
CNSide commercialization to commence in Texas in the third quarter of 2025, followed rapidly by expansion into additional states in late 2025 and 2026
•
Announced that CNSide will be showcasing two presentations at the upcoming SNO/ASCO CNS Metastases Conference on August 14-16, 2025, at the Baltimore Waterfront Marriott Hotel in Baltimore, MD
•
Provided a CNSide Diagnostic launch update, with our CSF assay platform and testing services commercially available in Texas in August 2025. Initial commercial focus will be on National Cancer Institute Designated Cancer Centers, which treat the highest number of patients at risk for leptomeningeal metastases and previously used CNSide

1 The Company has derived this number based on published CNS cancer incidence data, third-party projections of test utilization, and established market benchmarks

Q2 2025 FINANCIAL RESULTS

•
The Company’s cash and investments balance was $6.9 million at June 30, 2025 compared to $3.6 million at December 31, 2024
•
Recognized $1.4 million in grant revenue in the second quarter of 2025 compared to $1.3 million in the same quarter of 2024, which represents CPRIT’s share of the costs incurred for our REYOBIQ platform advancement for the treatment of patients with LM
•
Total operating loss for the second quarter of 2025 was $1.5 million compared to $3.7 million in the same quarter of 2024 with the decrease primarily attributed to a more heightened focus on operational cost control
•
Net income for second quarter of 2025 was $5.2 million, or $0.02 per share, compared to a net loss of $2.9 million, or $(0.45) per share, for the same quarter the prior year; the substantial change is due to $6.5 million of pre-tax income from change in the fair value of derivative instruments

About Plus Therapeutics

Headquartered in Houston, Texas, Plus Therapeutics, Inc. is a clinical-stage pharmaceutical company developing targeted radiotherapeutics for difficult-to-treat cancers of the central nervous system with the potential to enhance clinical outcomes. Combining image-guided local beta radiation and targeted drug delivery approaches, the Company is advancing a pipeline of product candidates with lead programs in LM and recurrent glioblastoma (GBM). The Company has built a supply chain through strategic partnerships that enable the development, manufacturing, and future potential commercialization of its products. For more information, visit https://plustherapeutics.com/.

About REYOBIQ (rhenium 186re obisbemeda)

REYOBIQ (rhenium 186re obisbemeda) is a novel injectable radiotherapy specifically formulated to deliver direct targeted high dose radiation in CNS tumors in a safe, effective, and convenient manner to optimize patient outcomes. REYOBIQ has the potential to reduce off target risks and improve outcomes for CNS cancer patients, versus currently approved therapies, with a more targeted and potent radiation dose. Rhenium-186 is an ideal radioisotope for CNS therapeutic applications due to its short half-life, beta energy for destroying cancerous tissue, and gamma energy for real-time imaging. REYOBIQ is being evaluated for the treatment of recurrent glioblastoma and leptomeningeal metastases in the ReSPECT-GBM and ReSPECT-LM clinical trials. ReSPECT-GBM is supported by an award from the National Cancer Institute (NCI), part of the U.S. National Institutes of Health (NIH), and ReSPECT-LM is funded by a three-year $17.6M grant by the Cancer Prevention & Research Institute of Texas (CPRIT).

About CNSide Diagnostic, LLC

CNSide Diagnostics, LLC is a wholly owned subsidiary of Plus Therapeutics, Inc. that develops and commercializes proprietary laboratory-developed tests, such as CNSide, designed to identify tumor cells that have metastasized to the central nervous system in patients with carcinomas and melanomas. The CNSide CSF Assay Platform enables quantitative analysis and molecular characterization of tumor cells and circulating tumor DNA in the cerebrospinal fluid that inform and improve the management of patients with leptomeningeal metastases. The Company is planning to commercialize CNSide in the U.S. in 2025.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains statements that may be deemed “forward-looking statements” within the meaning of U.S. securities laws, including statements regarding clinical trials, expected operations and upcoming developments. All statements in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements may be identified by future verbs, as well as terms such as “expect” “potential,” “anticipating,” “planning” and similar expressions or the negatives thereof. Such statements are based upon certain assumptions and assessments made by management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate.

These statements include, without limitation, statements regarding the potential promise of REYOBIQ, expectations as to the Company’s future performance, including the next steps in developing the Company’s product candidates; the Company’s clinical trials, including statements regarding the timing and characteristics of the ReSPECT-LM single dose and multi-dose clinical trials; the continued evaluation of REYOBIQ™ including through evaluations in additional patient cohorts; and expectations regarding receipt of grant funds.

The forward-looking statements included in this press release could differ materially from those expressed or implied by these forward-looking statements because of risks, uncertainties, and other factors that include, but are not limited to, the following: the Company’s ability to maintain the listing of its common stock on Nasdaq; risks related to a halt in trading or delisting of the Company’s common stock on Nasdaq; the early stage of the Company’s product candidates and therapies; the results of the Company’s research and development activities, including uncertainties relating to the clinical trials of its product candidates and therapies; the Company’s liquidity and capital resources and its ability to raise additional cash; the outcome of the Company’s partnering/licensing efforts, risks associated with laws or regulatory requirements applicable to it; market conditions, product performance, litigation or potential litigation, and competition within the cancer diagnostics and therapeutics field; ability to develop and protect proprietary intellectual property or obtain licenses to intellectual property developed by others on commercially reasonable and competitive terms; challenges associated with radiotherapeutic manufacturing, production and distribution capabilities necessary to support the Company’s clinical trials and any commercial level product demand; and material security breach or cybersecurity attack affecting the Company’s operations or property. This list of risks, uncertainties, and other factors is not complete. Plus Therapeutics discusses some of these matters more fully, as well as certain risk factors that could affect Plus Therapeutics’ business, financial condition, results of operations, and prospects, in its reports filed with the SEC, including Plus Therapeutics’ annual report on Form 10-K for the fiscal year ended December 31, 2024, quarterly reports on Form 10-Q, and current reports on Form 8-K. These filings are available for review through the SEC’s website at www.sec.gov. Any or all forward-looking statements Plus Therapeutics makes may turn out to be wrong and can be affected by inaccurate assumptions Plus Therapeutics might make or by known or unknown risks, uncertainties, and other factors, including those identified in this press release. Accordingly, you should not place undue reliance on the forward-looking statements made in this press release, which speak only as of its date. The Company assumes no responsibility to update or revise any forward-looking statements to reflect events, trends or circumstances after the date they are made unless the Company has an obligation under U.S. federal securities laws to do so.

Investor Contact

CORE IR
investor@plustherapeutics.com

PLUS THERAPEUTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(in thousands, except share and par value data)

	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$2,233	$76
Investments	4,646	3,530
Grant receivable	1,021	571
Other current assets	1,314	1,082
Total current assets	9,214	5,259

Property and equipment, net	289	448
Operating lease right-use-of assets	29	73
Goodwill	372	372
Intangible assets, net	401	469
Other assets	45	12
Total assets	$10,350	$6,633
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable and accrued expenses	$6,359	$11,288
Operating lease liability	30	44
Deferred grant liability	927	927
Line of credit	—	3,292
Total current liabilities	7,316	15,551

Noncurrent operating lease liability	—	31
Total liabilities	7,316	15,582

Commitments and contingencies (Note 7)

Stockholders’ equity (deficit):
Preferred stock, $0.001 par value; 5,000,000 shares authorized; 1,952 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	—	—
Common stock, $0.001 par value; 2,000,000,000 shares authorized; 92,438,432 shares issued; and 92,180,007 shares outstanding as of June 30, 2025, and 100,000,00 shares authorized; 6,154,758 shares issued; and 5,896,333 shares outstanding as of December 31, 2024, respectively	92	6
Treasury stock (at cost), 258,425 shares as of June 30, 2025 and December 31, 2024, respectively	(500)	(500)
Additional paid-in capital	509,171	485,024
Accumulated deficit	(505,729)	(493,479)
Total stockholders’ equity (deficit)	3,034	(8,949)
Total liabilities and stockholders’ equity	$10,350	$6,633

PLUS THERAPEUTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(in thousands, except share and per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024
Grant revenue	$1,390	$1,279	$2,449	$2,956

Operating expenses:
Research and development	1,246	2,773	3,002	5,536
General and administrative	1,682	2,203	4,521	4,416
Total operating expenses	2,928	4,976	7,523	9,952
Operating loss	(1,538)	(3,697)	(5,074)	(6,996)

Other income (expense):
Interest income	27	67	28	139
Interest expense	—	(27)	(548)	(61)
Financing expenses	150	(3,545)	(3,061)	(3,545)
Warrant issuance costs	—	(432)	(964)	(432)
Change in fair value of derivative instruments	6,512	4,694	(2,631)	4,694
Total other income (expense)	6,689	757	(7,176)	795
Net income (loss)	$5,151	$(2,940)	$(12,250)	$(6,201)

Per share information
Net income (loss) per share of common stock – basic	$0.02	$(0.45)	$(0.50)	$(1.15)
Weighted average number of shares of common stock outstanding – basic	48,388,862	6,500,831	24,422,125	5,411,382
Net loss per share of common stock – diluted	$(0.01)	$(0.71)	$(0.50)	$(1.45)
Weighted average number of shares of common stock outstanding – diluted	209,154,994	10,742,924	24,422,125	7,532,428

PLUS THERAPEUTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(In thousands)

	For the Six Months Ended June 30,
	2025	2024
Cash flows used in operating activities:
Net loss	$(12,250)	$(6,201)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	223	325
Amortization of deferred financing costs and debt discount	—	20
Share-based compensation expense	300	297
Noncash financing expenses	3,061	3,545
Change in fair value of derivative instruments	2,631	(4,694)
Accretion of discount on short-term investments	(22)	(23)
Reduction in the carrying amount of operating lease right-of-use assets	44	63
Gain on sale of assets	(16)	—
Increases (decreases) in cash caused by changes in operating assets and liabilities:
Grant receivable	(450)	—
Other current assets	(265)	335
Accounts payable and accrued expenses	(5,181)	360
Change in operating lease liabilities	(45)	(63)
Deferred grant liability	—	373
Net cash used in operating activities	(11,970)	(5,663)

Cash flows used in investing activities:
Purchases of property and equipment	(10)	(121)
Purchase of short-term investments	(7,756)	(3,500)
Redemption of short-term investments	6,662	—
Purchase of intangible assets	—	(545)
Proceeds from sale of property and equipment	30	—
Net cash used in investing activities	(1,074)	(4,166)

Cash flows provided by financing activities:
Principal payments of term loan obligation	—	(3,996)
Proceeds from credit facility	—	3,292
Repayment of line of credit facility	(3,292)	—
Repayment of notes payable	(3,703)	—
Issuance of notes payable and warrants	3,738	—
Proceeds from exercise of Series B Warrants from May 2024 PIPE	882	—
Purchase of treasury stock	—	(374)
Proceeds from sale of common stock, pre-funded warrants and warrants	15,001	7,310
Proceeds from sale of common stock under Lincoln Park Purchase Agreement	2,795	—
Costs from sale of common stock	(220)	(45)
Net cash provided by financing activities	15,201	6,187
Net increase (decrease) in cash and cash equivalents	2,157	(3,642)
Cash and cash equivalents at beginning of period	76	8,554
Cash and cash equivalents at end of period	$2,233	$4,912

Supplemental disclosure of cash flows information:
Cash paid during period for:
Interest	$539	$32
Supplemental schedule of non-cash investing and financing activities:
Exchange of warrants for notes payable	$3,694	$—
Redemption of notes by issuance of common stock, pre-funded warrants and warrants	$3,512	$—
Unpaid offering cost	$252	$375